Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-200714 and 333-233104 on Form S-3 of our reports dated June 1, 2022, relating to the consolidated financial statements of Dorian LPG Ltd. and the effectiveness of Dorian LPG Ltd.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 31, 2022.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

June 1, 2022